FOR IMMEDIATE RELEASE	Media Contact:	Erin Davis
V.P., Marketing and Communication
erind@ecologictranspo.com

	Investor Contact:	Mark Bernhard
Capital Group Communications
mark@capitalgc.com
415.332.7200

ECOLOGIC TRANSPORTATION, INC. ANNOUNCES ACQUISITION
OF ECOLOGIC SCIENCES, INC.
Ecologic… the U.S. solution to the Transportation Transformation

Santa Monica, CA (August 3, 2009) – Ecologic Transportation, Inc. (“Ecologic Transportation” or the “Company”) (OTCBB: EGCT), formerly USR Technology, Inc., today announced that through a wholly-owned subsidiary it has acquired Ecologic Sciences, Inc.

Ecologic Sciences, Inc. is an innovative company dedicated to environmentally friendly transportation products and services. It is on track to become a multi-regional all environmental transportation company with three separate but complementary units: Ecologic Car Rentals, Ecologic Systems, and Ecologic Products. Ecologic Car Rentals will be the only pure play environmental car rental operation featuring exclusively environmentally friendly vehicles with “Best Green” business practices. Ecologic Systems provides a turnkey solution for enhancing and greening gas stations with clean fuels and energy options. Ecologic Products promotes, develops, acquires and licenses environmental products and services.

John L. Ogden, former CEO of Ecologic Transportation, Inc., remains on the Board of Directors of the company. “We recognized that through this acquisition, we have the unique opportunity of taking our company, once in oil and gas services, and transitioning to a new clean fuels transportation company with a much lighter carbon footprint,” John Ogden said.

William N. Plamondon III is the new CEO of this innovative company. Formerly the CEO of Budget Rent a Car, Alamo and National Car Rental, Bill leads an experienced team of people that will allow Ecologic to grow through acquisition, obtain additional market penetration, and add additional environmental market segments.

ABOUT ECOLOGIC TRANSPORTATION, INC.

Ecologic Transportation, Inc., is a holding company with wholly owned subsidiaries all dedicated to environmentally friendly transportation products and services. The company encompasses three separate but integrated operations that address the environment and transportation holistically: Ecologic Car Rentals, Ecologic Systems and Ecologic Products. This innovative company has an unbiased approach to green cars and clean fuels by providing a platform for all emerging environmental transportation technologies. For more information: www.ecologictranspo.com.

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.